UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 5, 2020

ACASTI PHARMA INC.
(Exact Name of Registrant as Specified in Charter)

QUEBEC, CANADA	001-35776	98-1359336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3009, boul. de la Concorde East Suite 102 Laval, Québec Canada H7E 2B5
(Address of Principal Executive Offices) (Zip Code)

450-686-4555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ACST	NASDAQ Stock Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 5, 2020, Acasti Pharma Inc. (“Acasti”) received a notice (the “Notice”) from the Nasdaq Stock Market (“Nasdaq”) indicating that:

•	In connection with Acasti’s annual and special meeting of shareholders held on September 30, 2020 (the “Meeting”), Acasti did not satisfy the Nasdaq Listing Rule 5620(c) (the “Quorum Rule”) requiring Acasti to secure a quorum of 33 1/3% of the common shares of Acasti entitled to vote at the Meeting. The Quorum Rule began to apply to Acasti after Acasti ceased to be a “foreign private issuer” under U.S. securities laws on September 30, 2019.

•	Nonetheless, because Acasti secured a sufficient quorum for the Meeting under its then-effective general by-law and the Business Corporations Act (Québec), the Meeting was validly held and Acasti successfully received shareholders’ approval to amend its general by-law to increase the quorum requirement for any future meeting of shareholders to 33 1/3%, as required under the Quorum Rule.

•	The Nasdaq has therefore determined that Acasti has now regained compliance with the Quorum Rule and closed this matter.

The Notice has no effect on the listing of Acasti’s common shares on the Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACASTI PHARMA INC.

Date: October 7, 2020	By:	/s/ Jan D'Alvise
Jan D'Alvise
Chief Executive Officer